UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) of § 240.14a-12

HERITAGE OAKS BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHARHOLDERS
545 12th Street, Paso Robles, California 93446
To Be Held May 21, 2009
7:00 P.M.

TO THE SHAREHOLDERS OF HERITAGE OAKS BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 2009 Annual Meeting of Shareholders (the “Meeting”) of Heritage Oaks Bancorp (“Company”) will be held at the Company’s office at 545 12th Street, Paso Robles, California 93446 on Thursday, May 21, 2009 at 7:00 p.m. local time for the purpose of considering and voting on the following matters:

1.
Election of Directors.  To elect eleven (11) persons to the Board of Directors of the Company to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons have been nominated by the Company for election:

Michael J. Morris	Donald Campbell
Michael J. Behrman	Kenneth Dewar
Mark C. Fugate	Daniel J. O’Hare
Dee Lacey	Merle F. Miller
Michael E. Pfau	Alexander F. Simas
Lawrence P. Ward

Non-Binding Vote on approval of Executive Compensation. To adopt a non-binding resolution approving the Executive Compensation disclosed in the Proxy statement for the 2009 Annual Meeting of Shareholders dated April 24, 2009.

Ratification of Independent Accountants. To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company’s independent accountants for the 2009 fiscal year.

4.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Only those Shareholders of record at the close of business on March 31, 2009 will be entitled to notice of, to vote and attend the Meeting

IT IS VERY IMPORTANT THAT EVERY STOCKHOLDER VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2009:

●	THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD, AND 2008 ANNUAL REPORT ARE AVAILABLE AT WWW.HERITAGEOAKSBANCORP.COM.

IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

Dated: April 24, 2009	By order of the Board of Directors

William R. Raver
Secretary

Mailed to Shareholders
on or about April 24, 2009

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION
This Proxy Statement is being furnished to the Shareholders of Heritage Oaks Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 21, 2009 at 7:00 p.m. local time (the "Meeting"). Only Shareholders of record on March 31, 2009 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 7,751,766 shares of its no par value Common Stock (the "Common Stock").

Shareholders are entitled to one vote for each share held, except that for the election of directors each Shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such Shareholder multiplied by the number of directors to be elected. Each Shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no Shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such Shareholder) unless such candidate's name has been placed in nomination prior to the voting and the Shareholder has given notice at the Meeting prior to the voting of the Shareholder's intention to cumulate his or her votes. If any Shareholder has given such notice, all Shareholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for Shareholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the Shareholder by attending and voting at the Meeting.

Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

Unless otherwise instructed, each valid proxy returned which is not revoked, will be voted in the election of directors "FOR" the nominees of the Board of Directors, “FOR” the adoption of a shareholder resolution approving the executive compensation discussed in this Proxy Statement, “FOR” the ratification of accountants, and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to postpone or adjourn the Meeting).

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to Shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, Heritage Oaks Bank (the “Bank”), may (without additional compensation) solicit proxies by telephone, email or personal interview, the costs of which will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

           As of March 2, 2009, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Owner	Class

Banc Funds Co LLC	562,845	7.26%
208 South LaSalle Street
Suite 1680
Chicago, IL 6064

Ole K Viborg	422,509	5.45%
2470 El Pomar Dr.
Templeton, CA 93465

Lawrence P Ward	414,5841/	5.35%
Heritage Oaks Bancorp
545 12th Street
Paso Robles, CA 93446

Merle F Miller	397,3751/	5.13%
Heritage Oaks Bancorp
545 12th Street
Paso Robles, CA 93446

1  Includes shares of Common Stock subject to stock option exercisable within 60 days of record date and restricted stock.

Security Ownership of Management
The following table sets forth, as of March 2, 2009, information about the equity ownership of the Company's directors/nominees and named executive officers1/, and directors and named executive officers as a group. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of voting shares outstanding, Common Stock. The Company also has one class of preferred stock outstanding, its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which is non-voting and owned solely by the United States Treasury Department.

Name and Address	Relationship with	Amount and Nature		Percent of
of Beneficial Owner 2/	Company	of Beneficial Owner 3/4		Class
Michael J. Morris	Chairman	280,074	5/6	3.61%
Donald H. Campbell	Vice-Chairman	47,680		*
Michael Behrman	Director	71,874		*
Kenneth L. Dewar	Director	17,918		*
Mark C. Fugate	Director	97,456		1.26%
Dee Lacey	Director	49,106		*
Merle F. Miller	Director	397,375		5.13%
Daniel J. O'Hare	Director	46,430	7/	*
Michael Pfau	Director	14,721		*
Alexander F. Simas	Director	29,399		*
Lawrence P. Ward	President, Chief Executive Officer and Director	414,584	5/	5.35%
Margaret A. Torres	Executive Vice President / Chief Financial Officer	26,335		*
Joanne Funari	Executive Vice President/President Business First, a division of Heritage Oaks Bank	39,641		*
Paul Tognazzini	Executive Vice President / Chief Lending Officer	77,210		1.00%
Mark W. Stasinis	Executive Vice President / Southern Regional Manager	44,155		*
All directors, nominees, and	named executive officers of the Company	as a group of (15 persons)
		1,653,958		21.33%

*           Less than 1%.
1/
As used in this Proxy Statement, the term “named executive officer” means the President and Chief Executive Officer, Executive Vice President and President, Business First, a division of Heritage Oaks Bank, Executive Vice President and Chief Lending Officer, Executive Vice President and Chief Financial Officer, and the Executive Vice President and Southern Regional Manager. The Chairman of the Board, the Vice Chairman of the Board, and the Company’s other officers are not treated as executive officers of the Company.

2/	The address for all persons listed are c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

3/
Except as otherwise indicated in these notes, and subject to applicable community property laws and shared voting and investment, includes shares held by each person’s spouse (except where legally separated) and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

4/	Includes shares of Common Stock subject to stock options exercisable within 60 days of record date and restricted stock.
5/
Includes 214,780 shares held as Trustee of Heritage Oaks Bancorp Employee Stock Ownership Plan. Mr. Morris and Mr. Ward are co-trustees of the Stock Ownership Plan and under applicable rules the entire number of shares owned by such Plan is attributed to each of the trustees and the effect of the attributions rules results in the number of shares being double counted.

6/	Includes shares held as a trustee of Andre, Morris and Buttery 401K.
7/	Includes shares held as a trustee of Glenn, Burdette, Phillips and Bryson Tax and Business Services, Inc. 401K, shares held in his own 401K, and shares held in his family trust.

SECTION 16(a) BENEFICIAL OWNERHSIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of any registered class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company.  Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company, with copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company or otherwise in its files, all the Company’s officers, directors and 10% shareholders complied with all applicable Section(a) filing requirements during 2008 with the exception of one Form 4 for Mr. Behrman, which was filed late on December 1, 2008, and related to the acquisition of common shares, one Form 4 for Mr. Simas, which was filed late on December 2, 2008, and related to the acquisition of common shares and one Form 5 for Mr. Campbell, which was filed late on February 4, 2009, and related to the disposition of common shares.

CORPORATE GOVERNANCE
           The Company has a strong commitment to good corporate governance and to the highest standards of ethical conduct.

Corporate Governance Guidelines
           The Board of Directors’ Corporate Governance Guidelines (the “Guidelines”), which includes guidelines for determining director independence and reporting concerns to non-employee directors, are published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.  The Board of Directors (“Board”) regularly reviews corporate governance developments and modifies these Guidelines and committee charters as warranted.  Any modifications are reflected on the website.

Board of Directors
           The Company is governed by a Board and various Committees of the Board that meet throughout the year.  Directors discharge their responsibilities throughout the year at Board and Committee meetings, through telephone contact and discussions with the Company’s President and other officers, and by reviewing materials provided to them.

Director Independence
           It is the Board’s objective that at least a majority of the Board should consist of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company or the Bank and is otherwise an “independent director” within the meaning of the NASDAQ rules.   The following ten directors (constituting 90% of the entire Board) satisfy the Corporate Governance Guidelines’ requirements for independence: Morris, Campbell, Behrman, Dewar, Fugate, Lacey, Miller, O’Hare, Pfau and Simas.

           All members of the audit, the compensation and organization, and the nominating and governance committees must   be independent directors.  Members of the audit committee must also satisfy a Securities and Exchange Commission requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of our subsidiaries other than their director’s compensation.  All members of the audit, compensation and organization, and nominating and governance committees satisfy the relevant independence requirements.

Meetings and Attendance
Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual shareholders’ meeting. In 2008, eight (8) of the eleven (11) current members of the Board attended our annual shareholders’ meeting.

During 2008, the Company’s Board held seven (7) meetings, and each director attended at least seventy-five percent (75%) of all meetings of the Company’s Board and of meetings of the Company committees on which they served.

Meetings of Independent Directors
           NASDAQ Marketplace Rule 4350(c)(2) requires that the independent directors have regularly scheduled meetings without any management directors present.  In 2008, the independent directors met four (4) times.

Communication with the Board of Directors
           The ability of shareholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations.  In furtherance of this interest, the Board has included in the Guidelines a process by which a Shareholder may communicate directly in writing to the Board.   The process described in the Guidelines was approved by a majority of the independent directors on the Board.  Please refer to Section IV of the Guidelines for further information.

Director Nomination Process
           The Nominating and Governance Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to the Company’s Board and for filling vacancies occurring between annual meetings of shareholders.  Additional detail concerning the Nominating and Governance Committee is contained in the discussion “Committees of the Board of Directors - Nominating and Governance” below.

           This committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with Section I.C. of the Guidelines.  A shareholder may make a recommendation to the Committee to consider a particular individual(s) for nomination. The recommendation(s) will be evaluated using the criteria set forth in the Guidelines. Directors serve until the next annual shareholder meeting. Shareholders are advised that submission of a recommendation is not a formal nomination to be a member of our Board.  A person of age seventy or older at the time of the election shall not stand for election or re-election, except those Directors who have served on the board of the Company prior to 2000 who have been “grandfathered” to be eligible for nomination until the age of seventy five. The Board may fill vacancies in existing or new director positions with such directors serving only until the next election of Directors.  The Committee’s non-exclusive list of criteria for Board members is set forth in Section I.A of the Guidelines. The committee screens all potential candidates in the same manner regardless of the source of recommendation.  At present, the Nominating and Governance Committee does not engage a third part to identify and evaluate potential director candidates.  All of the nominees approved by the Nominating and Governance Committee for election at the 2008 Annual Meeting were recommended by management and the Board.

Code of Conduct
           The Company expects all of the directors, officers (including our Chief Executive Officer and Chief Financial Officer) and employees of the Company and the Bank to adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and the communities they serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in the Bank’s various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information.   The Company’s Board has adopted a comprehensive code of conduct reflecting these policies that complies with the Securities and Exchange Commission’s definition of a “code of ethics”.  This code of conduct is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com.   Any change to or waiver of the code of conduct (other than technical, administrative and other non-substantive changes) will be posted on the Company’s  website or reported on a Form 8-K filed with the Securities and Exchange Commission.   While the Board may consider a waiver for an executive officer or director, the Board does not expect to grant such waivers.

Code of Ethics
           The Heritage Oaks Bancorp Code of Ethics for Financial Professionals applies to the Chief Executive Officer, Chief Financial Officer and all professionals serving in a finance, accounting, tax or investor relations role. Heritage Oaks Bancorp expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrong doing and abide by the Heritage Oaks Bancorp Code of Conduct and other policies and procedures adopted by Heritage Oaks Bancorp that govern the conduct of its employees. This Code of Ethics is intended to supplement the Heritage Oaks Bancorp Code of Conduct. This Code of Ethics is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com.   Any change to the Code of Ethics (other than technical, administrative and other non-substantive changes) will be posted on the Company’s website or reported on a Form 8-K filed with the Securities and Exchange Commission.

Committees of the Board of Directors
Among other committees, the Company has an Audit, Executive, Nominating and Corporate Governance, and Compensation and Organization committees.  The following describes for each of these four (4) committees its current membership, the number of meetings held during 2008, and its function.

Audit. Directors Campbell (Chairman), Dewar, Fugate, Lacey, O’Hare and Simas
This Committee met five (5) times in 2008. Pursuant to its charter, the Audit Committee is a standing committee appointed annually by the Board of Directors.  The Committee assists the Board in fulfilling its responsibility to the shareholders and depositors relating to the quality and integrity of the Company’s accounting systems, internal controls and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company.  In so doing, they will:

•	Subject to shareholder ratification, appoint the Company’s independent accountants for the annual audit;

•	Pre-approve all audit or permitted non-audit services performed by the independent accountants;

•	Review recommendations and reports submitted by the regulatory agencies, the independent accountants, management, and the internal auditor;

•	Routinely report to the Board, the Committee’s activities and all matters of significance, making recommendations for change as deemed advisable;

•
Establish and maintain contact with the independent accountants and the internal auditor to satisfy themselves that audit coverage is adequate, appropriate programs are maintained, and activities are executed properly;

•	Discuss directly with management any issues of concern or interest to the Committee; and

•	Employ such resources in the performance of their duties, including access to separate legal counsel and external consultants, as the Committee deems necessary.

Our Board has determined that Daniel J. O’Hare is an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission.

The Board has adopted an Audit Committee Charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.  A copy of the Audit Committee’s Report for the year-ended December 31, 2008 is attached as Appendix “A.”

Executive.  Directors Morris, (Chairman) Campbell, Fugate, and Ward.
This Committee met one (1) time in 2008. This committee is empowered to meet and make any and all decisions on behalf of the entire Board of the Company between board meetings, except as restricted by law.

Nominating and Governance.  Directors Fugate, (Chairman), Lacey, Miller and Morris.
This committee met one (1) time in 2008. Our Board has adopted a Nominating and Governance Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.

The committee:

•	Reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board;

•	Reviews the development and performs an annual review of the Company’s Corporate Governance Guidelines;

•	Oversees the annual self-evaluations of the Board and its committees and makes recommendations to the Board concerning the structure and membership of the other Board committees.

Compensation and Organization Committee.  Directors Simas (Chairman), Behrman, Fugate, Lacey, Morris, Pfau and O’Hare.  The committee met six (6) times in 2008.
Our Board has adopted a Compensation and Organization Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com.  For a detailed description of the Compensation and Organization Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” herein.  In general the Committee:

•	Establishes proper compensation for the President and the other executive officers of the Bank;

•	Provides oversight of management’s decisions regarding salary procedure for other senior officers and employees; and

•	Makes recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Reviews director compensation and benefits.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1. ELECTION OF DIRECTORS OF THE COMPANY
The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

The number of directors authorized for election at the Meeting is eleven (11).  The Nominating and Corporate Governance Committee has nominated the eleven (11) incumbent directors to serve as the Company's directors. Each director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

All proxies will be voted for the election of the eleven (11) nominees listed below recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Board of Directors
           The following table sets forth information as of March 2, 2009, concerning its current Directors and Executive Officers. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. The Board of Directors has determined that each director listed below, other than Mr. Ward, is “independent” as defined in Rule 4200(a)(15) of the listing standards for the companies quoted on the NASDAQ Stock Market.  There is no family relationship between any of the directors or executive officers.

Name	Age	Position/Background
Michael J. Morris	63	Chairman of the Company and of the Bank since May 24, 2007. Director of the Company and the Bank since January 26, 2001. Attorney, Chairman of the Board of the law firm of Andre, Morris & Buttery.

Donald Campbell	67	Vice Chairman of the Board of Directors of the Company and of the Bank since November 15, 1994, and 1983, respectively. Owner, El Pomar Vineyard Service.

Michael J. Behrman	50	Director of the Company and of the Bank since October 12, 2007. Orthopedic surgeon, Michael J. Behrman MD, Inc.

Kenneth Dewar	50	Director of the Company and of the Bank since August 27, 1998. President, J.B. Dewar, Inc. (wholesale petroleum distribution).

Mark C. Fugate	47	Director of the Company and the Bank since October 31, 2003. Real Estate Broker/Assistant Manager of Charter Brokerage Company.

Dee Lacey	66	Director of the Company and of the Bank since January 23, 1997. Rancher and businesswoman.

Merle F. Miller	72	Director of the Company and of the Bank since November 15, 1994, and 1985, respectively. Rancher & farmer; Owner, M & D Ranching.

Daniel J. O’Hare	45	Director of the Company and the Bank since November 19, 2004. Director of accounting firm Glenn, Burdette, Phillips and Bryson.

Michael E. Pfau	55	Director of the Company and the Bank since October 12, 2007. Partner of Reicker, Pfau, Pyle & McRoy LLP.

Alexander F. Simas	58	Director of the Company and of the Bank since October 31, 2003. Attorney and Partner of Kirk & Simas, a law firm.

Lawrence P. Ward	57	Director, President and Chief Executive Officer of the Company and of the Bank since November 15, 1994.

           None of the Company's or the Bank's Directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Current Executive Officers
           The following summary sets for the age, position and a brief account of the business experience during the past five years of those current executive officers of the Company who are not also directors of the Company.

Name		Position/Background
Margaret A. Torres	58	Executive Vice President/Chief Financial Officer of the Company and the Bank since February, 1999.

Joanne Funari	49
President, Business First Bank, a division of Heritage Oaks Bank since October 12, 2007. Ms. Funari previously held the position of Executive Vice President and Chief Credit Officer of Business First from May 1, 2000 to October 1, 2005, and President from October 1, 2005 to October 2007.

Paul Tognazzini	59	Executive Vice President/Chief Lending Officer 1990 to present.

Mark W. Stasinis	58	Executive Vice President/Southern Regional Manager January 2006 to present. Previously, Senior Vice President/Lending Officer 1996 to December 2005.

Joni Watson	54	Executive Vice President/Human Resources Officer of the Company and the Bank since June 2006. VP, Human Resources Manager III, Wells Fargo & Company February 2001 to June 2006.

Craig Heyl	61
Executive Vice President/Client Services from  September 2006 to present, December 2005 to August 2006, SVP, Senior Relationship Manager, Heritage Oaks Bank, April 2005 to December 2005, VP/ Commercial Relationship Manager, Heritage Oaks Bank, March 2002 to August 2004, Senior Vice President, Senior Relationship Manager, Bank of America

William R. Raver	54
Executive Vice President/General Counsel/Secretary from February 2009 to present; June 2008 to February 2009, SVP/General Counsel/Secretary; August 2006 to June 2009, SVP/Risk Manager; February 2005 to August 2006, VP/Compliance and CRA Officer; October 2004 to February 2005 Compliance/CRA Officer; June, 1986 to October, 2004 attorney in private practice.

  COMPENSATION OF DIRECTORS
           The following table summarizes compensation paid to the Company’s non-officer directors for services during 2008, including services as directors of the Bank.  No outside director received perquisites or other personal benefits with a total value exceeding $100,000 during 2008.
Name	Fees Earned or Paid in Cash ($) (1)(1a)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($) (7)
Michael J. Morris	$36,100	0	$13,664	0	0	0	$49,764
Donald Campbell	$31,600	0	$13,664	0	0	0	$45,264
Michael J. Behrman	$27,600	0	$3,161	0	0	0	$30,761
Kenneth Dewar	$28,000	0	$13,664	0	0	$42,715	$84,379
Mark C. Fugate	$28,800	0	$13,664	0	0	0	$42,464
Dee Lacey	$29,200	0	$13,664	0	0	0	$42,864
Merle F. Miller	$31,200	0	$13,664	0	0	0	$44,864
Daniel J. O’Hare	$28,800	0	$25,489	0	0	0	$54,289
Michael E. Pfau	$26,400	0	$3,161	0	0	0	$29,561
Alexander F. Simas	$32,800	0	$13,664	0	0	$27,881	$74,345
Lawrence P. Ward	0	0	0	0	0	0	0
(1)
The following fees apply to directors’ of the Company. The Chairman of the Board of Directors receives an annual retainer of $4,500.00 and all other non-employee directors receive an annual retainer of $1,000. All members of the board received $100.00 for each regular meeting. The chairman of the Audit Committee and the chairman of the Compensation Committee receive $300 for each regular committee meeting and all other committee members received $100 for each regular committee meeting. The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2008 was $36,900.  The Company retains Andre, Morris and Buttery for legal services. Total amount paid during 2008 was $3,720.  Chairman Morris is the Chairman of the Board of the law firm Andre, Morris and Buttery.

(1a)
The following fees apply to the directors’ of the Bank. Directors’ fees are paid by Heritage Oaks Bank. The Chairman of the Board of Directors is paid an annual fee of $30,000 per year and all other non-employee directors receive an annual retainer of $15,000. Chairman Morris was underpaid $12,200 during 2008 but made whole in 2009. The chairman of each committee receives $300 for each regular committee meeting during 2008. All other non-employee directors received $100 for each regular committee meeting during the year. All members of the board received $750.00 for each regular meeting.  The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2008 was $263,600.

(2)	There were no stock awards granted to directors during the 2008 fiscal year.

(3)
Amount shown reflects expense for unvested options pursuant to FAS 123(R) for 2008 fiscal year including options granted February 1, 2008 to Directors Morris, Campbell, Behrman, Dewar, Fugate, Lacey, Miller, O’Hare, Pfau and Simas of 2,625 shares of stock options at $11.48 per share, vesting 33.3333% a year for three years, expiring ten years from grant date pursuant to the Company’s 2005 Equity Compensation Plan.  Amount of shares granted and price per share reflect a 5% stock dividend payable on May 16, 2008.

(4)	There was no incentive “plan” in place for 2008.

(5)	There we no pension plans or nonqualified deferred Compensation Plans in place for directors during the 2008 fiscal year.

(6)
Other Compensation reflects the difference between the exercise price and the fair market value of stock options for 4,973 shares exercised by Mr. Simas of $27,881 and 32,925 shares exercised by Mr. Dewar of $42,715.

(7)	There we no “other compensation” paid during the 2008 fiscal year.

EXECUTIVE COMPENSATION

Report of the Compensation and Organization Committee

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on its review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, as well as in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, through its incorporation by reference from this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Alexander F. Simas (Chairman)    Michael J. Behrman    Mark C. Fugate

Dee Lacey    Michael J. Morris    Daniel J. O’Hare    Michael E. Pfau

Compensation Discussion and Analysis

           Introductory Note
           The executive compensation limitations under the Emergency Economic Stabilization Act of 2008 (“EESA”) and American Reinvestment and Recovery Act of 2009 (“ARRA”) that are discussed below and newly to apply the Company since the recent closing of our transaction with the United States Treasury Department under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) have added further background for the Committee’s annual review of executive compensation for the upcoming year.

           The executive compensation discussed in this CD&A covers the 2008 year, and is a look backward at compensation decisions made, in some cases, over a year ago and long before the Company became a participant in the TARP CPP.  The Committee urges our shareholders to remember that fact when reviewing this proxy statement, and to understand that compensation decisions made for 2009 are being made in a new context.  Given the very recent closing of our TARP CPP transaction (March 20, 2009) our Committee remains in the early stages of adjusting our executive compensation to comply with the TARP CPP limits.  Our 2009 compensation decisions will reflect the EESA and ARRA limitations and will take into account current market realities, the performance of the Company and the added responsibility of receiving public funds through our preferred stock sale to Treasury.

           Overview
The Company seeks to utilize compensation programs designed to align named executive officer (“NEO”) compensation with shareholder value by linking compensation with performance, taking into account competitive compensation levels in similar banks and in the markets where the Company competes for talent in general.  The purpose is to encourage and reward NEO’s for achieving and maintaining above peer performance levels.  Three main forms of compensation may be utilized to achieve the Company’s goals:  (1) annual salary; (2) annual bonus; and (3) long-term equity awards.

The Company’s compensation program is intended to meet three principle objectives: 1) to be an employer of choice, 2) to align pay with performance, and 3) to have flexibility in compensation in order to attract qualified individuals.   To meet these objectives the Bank views compensation as one key to being an employer of choice in its markets, with the ability to attract and retain key employees critical to its long-term success. The Company provides a competitive salary combined with incentive opportunities and benefits that provide above-market total compensation for outstanding bank and individual performance. Salary ranges and individual compensation decisions take into account local competitive pressure and changing conditions.  Furthermore, the targeted competitive position may vary depending on the type and level of position, recognizing the difference in recruiting conditions and relative importance of various qualifications.

These objectives help guide the Compensation and Organization Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) and management in assessing the proper allocation between base salary, annual bonus and long-term equity awards for particular employees.  Other considerations include business objectives and fiduciary and corporate responsibilities including affordability.

In their compensation analysis, the Committee will review survey information as well as proxy information from a group of publicly traded banks.  The peer group is selected based upon asset size, geographic location, and performance.

The Committee reviews the scope of responsibilities and experience of senior executive officers and balances them against competitive salary levels approximately every other year.  On an annual basis the Committee reviews the base salary, bonus and other compensation elements of the CEO.  The Committee has the opportunity to meet with the CEO at various times during the year, which allows the Committee to form its own assessment of the individual’s performance.  In addition, the CEO conducts an evaluation annually of each Executive Vice President (EVP), which includes a review of their contributions and performance over the past year then recommends an appropriate salary and compensation package.

           Emergency Economic Stabilization Act of 2008
           On March 20, 2009, the Company sold a series of its preferred stock and warrants to purchase common stock to the U.S. Department of Treasury under the TARP CPP created under the EESA. As a result of this transaction, the Company became subject to certain executive compensation requirements under TARP CPP, the EESA, and Treasury Department regulations. Those requirements apply to the Company’s Named Executive Officers as well as other Senior Executive Officers of the Company (collective, the “SEO’s”). Those requirements are:

•	A prohibition on providing incentive compensation arrangements that encourage SEO’s to take unnecessary and excessive risks

•
The Committee must review SEO incentive compensation arrangements with senior risk officers to ensure that SEOs are not encouraged to take such risks and must meet annually with senior risk officers to discuss and review the relationship between risk management policies and practices and the SEO incentive compensation arrangements

•
Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate

•	Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service

•	Limits on the Company’s tax deduction for compensation paid to any SEO of $500,000 annually

           American Reinvestment and Recovery Act of 2009
           On February 17, 2009, the President of the United States signed into law the ARRA. The ARRA contains expansive new restrictions on executive compensation for participants in the TARP CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA.

Key features of the ARRA are:

•
A prohibition of the payment of any “bonus, retention award, or incentive compensation” to our chief executive officer for as long as any TARP CPP related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009.

•
“Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all TARP CPP obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

•
Prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any TARP CPP obligations remain outstanding.

•
Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that's paid to the next 20 most highly compensated employees in addition to the senior executive officers.

•	Prohibition on compensation plans that “encourage” earnings manipulation

•	A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC

•	Implementation of a company-wide policy regarding excessive or luxury expenditures

•
The U.S. Department of the Treasury will review bonuses, retention awards, and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each company receiving TARP CPP assistance before ARRA was enacted, and to “seek to negotiate” with the TARP CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the TARP CPP or otherwise in conflict with the public interest

           ARRA requires both the Treasury Department and the Securities and Exchange Commission to issue rules to implement these new executive compensation restrictions. As a result, until Treasury and the SEC publish their new rules, many aspects of the above restrictions will not be clear.

Actions by Compensation Committee to Comply with EESA and ARRA
The recent changes to the executive compensation limitations imposed by ARRA are broad, and without the required guidelines the impact on the Company’s executive compensation cannot be fully measured.  After the Treasury and the SEC publish these rules, the Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program.  However, the Company has begun the process of reviewing its executive compensation under the previous guidelines issued under EESA, and is taking steps to ensure compliance with both EESA and, to the extent the limitations are clear, ARRA.  The Company will fully comply with the relevant limitations on executive compensation.

Compensation Elements
There are six major elements that comprise the Company’s compensation program (1) Base Salary, (2) Annual cash bonus opportunities, (3) Equity awards, (4) Retirement benefits provided under a 401(k) plan, an Employee Stock Ownership Plan and Salary Continuation Plans, (5) Executive perquisites and generally available benefit programs and (6) Sales Compensation. The compensation mix is effective in helping the Bank achieve the objectives of the compensation program.  Base salary and cash bonuses help to attract and retain talent and align executive and shareholder goals in a competitive marketplace; equity awards provide bank ownership that helps to drive long-term performance and talent retention; retirement benefits that help employees prepare for retirement provide a competitive benefit that helps attract and retain talent; executive perquisites cover expenses related to the job as well as provide income protection for situations like illness, disability, change in control; and sales commission provides a focus on transactional sales relationship activities that generate loan and deposit volume.

Base salary provides our NEO’s pay for core responsibilities and pay levels consider the scope of responsibilities, complexity of the job, and impact the job has on the organization.  Base salary, is targeted on average, at the 50th to 60th percentile of peer.

Annual cash bonuses incentivize performance by rewarding achievement of annual performance goals.  Annual cash bonuses reward for individual performance that contributes to the Bank’s performance.   The Annual Cash Incentive Plan includes the following design elements:  employee must be in good standing, achievement of overall bank-wide financial goals are required at a minimum as well as the achievement of strategic department and individual goals.  The Committee sets the bonus formula that is used to determine bonuses, if any, under the Annual Cash Incentive Plan as well as the President’s goals related to financial performance and certain strategic goals.  Mr. Ward’s historic bonus potential has ranged from zero to 90% of his annual base salary.  Mr. Ward’s cash bonus will be limited to the extent necessary to comply with the executive compensation limitations of the TARP CPP, and may be eliminated completely if that is necessary for compliance.  For the other NEO’s, Mr. Ward will set goals related to financial performance and strategic organization and department goals.  Each of the NEO’s bonus potential will range from zero to a maximum of 60% of annual base salary.  As currently drafted, it appears the new limits under ARRA will preclude the Company from paying any cash incentive to Mr. Ward unless such bonus was payable pursuant to “employment agreements” in effect prior to February 11, 2009.  Mr. Ward does in fact have an employment agreement that was entered into prior to February 11, 2009, and the Company is awaiting guidelines to be published under ARRA to see what, if any, impact this limitation will have on Mr. Ward’s employment agreement and entitlement to a cash bonus. The Compensation Committee will review Mr. Ward's employment agreement in light of the executive compensation limitations under EESA and ARRA.  Appropriate amendments will be adopted, if necessary, and the Company will otherwise comply with the applicable executive compensation limitations in compensating Mr. Ward.

Equity Awards.  On May 26, 2005, the shareholders of the Company adopted the 2005 Equity Plan pursuant to which the Compensation Committee may award selected officers and other Company or Company subsidiary employees restricted shares of the Company’s common stock.  Awards allowed in this plan may include any Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof.  No awards were granted from the 2005 Equity Plan in 2008.

A discretionary long-term bonus equity plan was developed and approved by the Committee in 2007 for future implementation when it is determined to be appropriate.  The 2005 Equity Plan provides the guidelines for equity awards.  Typically, stock options will be used to address the need for long-term bonus plan and will vest over a 3 year period.  The Committee may review any type of performance criteria, market comparison, and extraordinary events to determine if an equity award will be offered.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs.  The Company offers a variety of health and welfare and retirement programs to all eligible employees.  The NEO’s are generally eligible for the same benefit program on the same basis as all employees.

The health and welfare program benefits are intended to protect employees against catastrophic loss and encourage wellness.  The health and welfare programs include medical, pharmacy, dental, vision, life insurance, long and short term disability, and accidental death and disability.   All employees receive an insurance subsidy, based on length of service and job level, they can apply towards their insurance premiums.  Mr. Ward’s entire insurance costs are paid for by the bank which exceeded the regular insurance subsidy.  EVP's are eligible for the maximum subsidy regardless of length of service.  Based on their length of service Stasinis, and Tognazzini received the same benefit allowed for all employees.

The Bank maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation.  Under the 401(k) Plan, all Bank employees are eligible to receive matching contributions from the Bank that are subject to vesting over time.  The Bank’s matching contribution on the 401(k) Plan for year 2008 matched 25% up to 15% of the employee’s salary.

Employee Stock Ownership Plan. The Company sponsors an employee stock ownership plan that covers all employees who have completed 12 consecutive months of service, are over 21 years of age and work a minimum of 1,000 hours per year.  The Heritage Oaks Bancorp Employee Stock Ownership Plan (ESOP) became effective January 1, 1997.  The ESOP is a way of enabling employees to share in the Bank’s growth while accumulating retirement assets.  The amount of the annual contribution to the ESOP is at the discretion of the Board of Directors.  This is a non-contributory plan for employees.  The contributions made to this plan were approximately $328k in 2008, $200k in 2007 and $364k in 2006.

The annual ESOP contribution is based on compensation for the year as a percentage of the total compensation of all eligible ESOP participants, up to a maximum of $210,000 per person.  Participants are 100% vested after 6 years of service.  The entire amount of the vested account will be distributed either in lump sum or annual installment payments as soon as administratively feasible after the end of the Plan Year of participant’s break in service for any reason.

Salary Continuation Plans. Recognizing the importance of building and retaining a competent executive management team, the Board of Directors purchased life insurance policies on the lives of certain key employees, at the level of Senior Vice President and above. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors utilized an independent compensation consultant and based on advice received they reviewed and adopted an integrated conditional non-qualified deferred compensation plan. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of $153,166 to Mr. Ward and $48,000 to Ms. Torres, Ms. Funari, Mr. Tognazzini, and Mr. Stasinis. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause. In the event of the executive’s death, the Bank is obligated to pay any remaining amounts due under the agreement to the executive’s spouse or designated beneficiary over the remaining payout period.  In the event of a constructive termination following a change in control, in which case the executive is entitled to the annual Normal Retirement Benefit amount, the payment will commence on the first day of the month following separation of service. If, however, the executive’s employment is terminated for cause, the Bank is released from all payment obligations to the key employee.

Commission is a variable pay component for a broad group of employees in sales positions, used to focus sales employees on generating sales volume.   EVP’s Tognazzini and Stasinis who manage these functions are also eligible for the commission pay for the business portfolio they manage. Commission pay is set by product type and is a percentage per deposit balance and loan fees generated average that can be changed to create focus on specific products.

Committee Review of Compensation Policies On a regular scheduled basis the Committee reviews and approves salary ranges, Annual Cash Bonus, and Long-Term Equity Plan levels in the Executive Compensation structure.

Change in Control Agreements (CIC) are in place for the CEO and NEO’s reporting directly to the CEO.  This benefit provides severance payments to the CEO and NEO’s in the event that their employment is terminated following a change in control.  The Board of Directors determined that the CIC agreements provides retention benefits consistent with the market practices and are necessary to attract and retina highly-qualified executives.

In order to receive benefits under the CIC Agreement, a Change in Control of the Company shall be deemed to have occurred and the executive’s employment is terminated within two years following the consummation of a Change in Control.  The payment for the CEO is equal to twice his total accrued compensation from the Company (including bonus) during the previous twelve months.  The payment for the NEO’s is one times the total accrued compensation from the Company (including bonus) during the previous twelve months. In the event the severance payments that are payable under the CIC together with any other payment which the Executive has the right to receive from the Company would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue code of 1986, as amended, or such similar set of laws (the “Code”), the payments reduced to the largest amount as will result in no portion being subject to excise tax imposed Section 4999 of the Code.

The new executive compensation limitations under ARRA may impact the CIC Agreements.  To the extent necessary to comply with those limitations, the Company will amend and/or limit such agreements, or the benefits provided thereunder, for any executive falling within the limitations.

EXECUTIVE COMPENSATION
Summary Compensation Table
Set forth below is the summary compensation paid or accrued during 2006 -2008 to Lawrence P. Ward, Margaret A. Torres, Joanne Funari, Paul Tognazzini, and Mark W Stasinis, are the only named executive officers of the Company or the Bank.
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($) (8)
Lawrence P Ward President and Chief Executive Officer	2008	$273,570	$0.00	$95,760	$32,714	$0.00	$159,559	$38,373	$599,976
	2007	$261,885	$137,904	$95,750	$32,731	$0.00	$149,545	$48,852	$726,668
	2006	$239,200	$97,000	$87,771	$32,741	$0.00	$140,158	$48,206	$645,076
Margaret A Torres Executive Vice President and Chief Financial Officer	2008	$175,345	$0.00	$25,185	$16,358	$0.00	$50,079	$21,240	$288,207
	2007	$167,240	$63,665	$25,182	$16,366	$0.00	$51,199	$18,110	$341,762
	2006	$164,175	$32,500	$23,084	$16,370	$0.00	$47,984	$24,728	$308,841
Joanne Funari Executive Vice President and President, Business First, a division of Heritage Oaks Bank	2008	$160,086	$0.00	$0.00	$0.00	$0.00	$15,632	$52,930	228,648
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-
Paul Tognazzini Executive Vice President and Chief Lending Officer	2008	$136,178	$0.00	$25,185	$4,089	$0.00	$46,168	$37,951	$249,571
	2007	$129,884	$41,632	$25,182	$4,091	$0.00	$43,271	$50,569	$294,629
	2006	$127,553	$26,000	$23,084	$4,093	$0.00	$40,556	$46,550	$267,836
Mark W Stasinis Executive Vice President and Southern Regional Manager	2008	$129,969	$0.00	$25,185	$3,895	$0.00	$38,186	$54,213	$251,448
	2007	$123,864	$39,105	$25,182	$4,645	$0.00	$35,836	$37,968	$266,600
	2006	$112,833	$23,500	$23,084	$4,644	$0.00	$33,631	$69,850	$267,542

(1)	Amounts shown include cash and non-cash compensation earned and received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2)	No bonuses were paid in 2008.

(3)	For the awards of stock, the dollar amount represents the amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year.

(4)	Amounts shown reflects expense for vested options pursuant to FAS 123(R) for 2008 fiscal year.

(5)	There was no incentive “plan” in place for 2008.

(6)
Amounts shown include the annual accrual dollar amount applied to the executive’s salary continuation plans.  This rate is determined annually based on the discount rate policy and pursuant to Financial Institutions Letter 16-2004.

(7)	All Other Compensation Footnotes

Amounts shown for Lawrence P. Ward in the 2008 figures includes, $50 in commissions, $100 in club dues, $0 in referrals, $7,940 ESOP bank contribution, $9,752 excess health benefit insurance premiums, $1,463 in term life insurance, $6,874 in disability term insurance premiums, $2,165 company provided automobile, $4,432 gross-up on salary continuation accrual, $3,423 in 401(k) company matched contributions, $2,000 in dividends on restricted stock, and $175 in W-2 tax adjustment.

Amounts shown for Lawrence P. Ward in the 2007 figures includes $5,263 ESOP bank contribution, $1463 in term life insurance and $6,874 in disability term insurance premiums and $9,787 excess health benefit insurance premiums, $10,623 company provided automobile, $3,519 gross-up on salary continuation accrual, $3,274 in 401(k) company matched contributions, and $8,000 in dividends on restricted stock.

Amounts shown for Margaret A. Torres in the 2008 figures includes, $0 in commissions, $110 in club dues, $0 in referrals, $7,940 ESOP bank contribution, $1,320 excess health benefit insurance premiums, $7,200 automobile allowance, $1,345 gross-up on salary continuation accrual, $2,400 in 401(k) company matched contributions, $526 in dividends on restricted stock, and $400 in W-2 tax adjustment.

Amounts shown for Margaret A. Torres in the 2007 figures includes $5,263 ESOP bank contribution, $0 excess health benefit insurance premiums, $7,200 automobile allowance, $1,143 gross-up on salary continuation accrual, $2,400 in 401(k) company matched contributions, and $2,104 in dividends on restricted stock.

Amounts shown for Joanne Funari in the 2008 figures includes, $300 in commissions, $8,250 in club dues, $0 in referrals, $0 ESOP bank contribution, $1,320 excess health benefit insurance premiums, $12,192 automobile allowance, $37 gross-up on salary continuation accrual, $2,598 in 401(k) company matched contributions, $0 dividends on restricted stock, and $0 in W-2 tax adjustment. Other Annual Compensation reflects one-time payments in regard to an employment agreement during the acquisition of Business First National Bank of a $25,000 retention bonus and $3,232 in distribution accrued from Business First National Bank 401(k) company matched fund.

Amounts shown for Paul Tognazzini in the 2008 figures includes, $16,028 in commissions, $280 in club dues, $0 in referrals, $7,940 ESOP bank contribution, $0 excess health benefit insurance premiums, $6,800 automobile allowance, $1,077 gross-up on salary continuation accrual, $5,123 in 401(k) company matched contributions, $526 in dividends on restricted stock, and $175 in W-2 tax adjustment.

Amounts shown for Paul Tognazzini in the 2007 figures includes $5,263 ESOP bank contribution, $0.00 excess health benefit insurance premiums, $31,170 in commissions, $6,000 automobile allowance, $971 gross-up on salary continuation accrual, $5,060 in 401(k) company matched contributions, and $2,104 in dividends on restricted stock.

Amounts shown for Mark Stasinis in the 2008 figures includes, $29,020 in commissions, $5,580 in club dues, $100 in referrals, $6,716 ESOP bank contribution, $0 excess health benefit insurance premiums, $7,200 automobile allowance, $541 gross-up on salary continuation accrual, $4,130 in 401(k) company matched contributions, $526 in dividends on restricted stock, and $400 in W-2 employer paid taxes.

Amounts shown for Mark Stasinis in the 2007 figures includes $5,263 ESOP bank contribution, $0.00 excess health benefit insurance premiums, $50 under the Bank referral program, $18,303 in commissions, $7,200 automobile allowance, $410 gross-up on salary continuation accrual, $4,637 in 401(k) company matched contributions, and $2,104 in dividends on restricted stock.

(8)	The dollar value of the total compensation for the year, equal to the sum of columns (1) through (7).

GRANTS OF PLAN BASED AWARDS

There were no equity or other plan based awards made to Executives in 2008.

Employment Contracts and Termination of Employment

Employment contracts between the Company or the Bank and their executive officers include one for Lawrence P. Ward, its President and Chief Executive Officer and one for Joanne Funari, President-Santa Barbara Regional Director of Business First, a division of Heritage Oaks Bank.

Mr. Ward’s agreement originated in January 2005 and renews annually unless a party gives written notice to the other within certain time periods. The agreement established a base salary in 2005 of $239,200.00 and allows for an increase annually.  As of January 1, 2008 the base salary was $274,500.00.  There was no salary increase at January 1, 2009 for Mr. Ward.  The agreement provides for continuation of participation in the Bank’s bonus compensation, 401(k), and executive salary continuation plans. The agreement also provides for payment of life insurance policy premiums and the use of a bank owned automobile. If the agreement were terminated without cause, Mr. Ward would receive severance pay equal to one year’s annual base salary in effect at the date of termination plus one year of insurance payments.  For a Termination Without Cause or Resignation for Good Reason within 24 month period following a Change in Control the Bank shall pay the executive a lump sum payment equal to two year’s base salary plus two times the amount of his bonus for the year preceding the Change in Control Events that are considered good reason include, but are not limited to, reduction in title, compensation, demotion, or expanded travel.  If payment made to Executive following a Termination without cause or resignation for Good Reason or any of the other payments provided in his Agreement, together with any other payments which the Executive has the right to recieve from the Bank or Bancorp would constitute a “parachute payment” (as deined in Section 280G of the Code), the payment pursuant to the agreement shall be reduced to the largest amount as will result in no portion of  such payments being subject to excise tax imposed by Section 4999 of the Code.  Payments made to Executive upon termination will also be limited to amounts allowed under TARP following restrictions that apply only to the most highly compensated employee of the Bank. The terms of Mr. Ward’s employment agreement will be reviewed by the Compensation Committee for compliance with the relevant limitations under TARP CPP.  Any required amendments will be made in accordance with the prescribed time periods.

Joanne Funari’s agreement established a base salary in 2007 of $155,000.00 and allows for an increase annually.  As of January 1, 2008 the base salary is $160,813.00. There is not a salary increase scheduled for January 1, 2009 for Ms. Funari. The agreement provides for continuation of participation in the Bank’s bonus compensation, 401(k), and executive salary continuation plans. The agreement also provides for an automobile allowance of $1,000.00 per month.

If the agreement were terminated during the first two years of the Term for reasons due to Resignation without Good Reason or Termination for Cause, Ms. Funari would receive severance pay, on the first day of the seventh month following termination and the next 11 successive months, a payment equal to fifty percent (50%) of Executive’s monthly base salary plus one twelfth of the amount of the Executive’s bonus paid in the year preceding the termination. The agreement also provides for payment of life insurance policy premiums.  For Termination without Cause or Resignation for Good Reason prior to a Change in Control or Expiration the bank shall pay severance pay, on the first day of the seventh month following termination and the next 11 successive months, a payment equal to the Executive’s monthly base salary plus one twelfth of the amount of the Executive’s bonus paid in the year preceding the termination. In the event of Resignation Good Reason or is Termination Without Cause within 24 months of a change of control, Ms. Funari would be entitled to severance pay equal to one year’s base salary plus one times the amount of the Executive’s bonus paid from the Bank Performance Based Bonus Plan for the year preceding the Change in Control. .  If payment made to Executive following a Termination without cause or resignation for Good Reason or any of the other payments provided in his Agreement, together with any other payments which the Executive has the right to recieve from the Bank or Bancorp would constitute a “parachute payment” (as deined in Section 280G of the Code), the payment pursuant to the agreement shall be reduced to the largest amount as will result in no portion of  such payments being subject to excise tax imposed by Section 4999 of the Code.  The terms of Ms. Funari’s employment agreement will be reviewed by the Compensation Committee for compliance with the relevant limitations under TARP CPP.  Any required amendments will be made in accordance with the prescribed time periods.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(As of December 31, 2008)
	Option Awards (1)					Stock Awards (3)
Name	Grant Date of Option	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of unearned Shares, Units or Other Rights That Have Not Vested ($)
						(2)		(4)
Lawrence P Ward President and Chief Executive Officer	02/20/2004 02/01/2006	27,782 -	6,946 -	0 -	$10.2797 -	02/20/2014 -	- 26,250	- $131,775	- 0	- 0
Margaret A Torres Executive Vice President and Chief Financial Officer	02/20/2004 02/01/2006	13,891 -	3,473 -	0 -	$10.2797 -	02/20/2014 -	- 6,903	- $34,653	- 0	- 0
Joanne Funari Executive Vice President and President Business First, a division of Heritage Oaks Bank	10/31/2009 10/31/2009 -	8,229 24,689 -	0 0 -	0 0 -	$12.1524 $12.1524 -	01/29/2011 10/20/2015 -	- - 0	- - $0	- - 0	- - 0
Paul Tognazzini Executive Vice President and Chief Lending Officer	02/20/2004 02/01/2006	3,472 -	869 -	0 -	$10.2797 -	2/20/2014 -	- 6,903	- $34,653	- 0	- 0
Mark W Stasinis Executive Vice President and Southern Regional Manager	04/05/2000 11/19/2004 02/01/2006	11,260 3,307 -	0 827 -	0 0 -	$03.7311 $11.6100 -	04/5/2010 11/19/2014 -	- - 6,903	- - $34,653	- - 0	- - 0

(1)
Options for Ward, Torres, Tognazzini and Stasinis were granted under the 1997 Stock Options plan and become exercisable in accordance with a vesting schedule established at the time of grant of (20%) twenty percent per year for (5) five years. Options for Funari were granted under the 2005 Equity Based Compensation plan and represent fully vested substitute options granted by the Company in accordance with the merger agreement with Business First National Bank. Totals reflect 5% stock dividend payable May 16, 2008.

(2)	Options expire ten years from the date of grant.

(3)
All Restricted Stock grants included in the table have a 5 year cliff vesting.  In the event of termination of Recipient’s employment with the company or employing subsidiary for any reasons other than Retirement, death or total disability the Recipient shall forfeit to the Company all non-vested restricted shares.  At the discretion of the Committee the forfeiture restrictions shall lapse in the case of a Change in Control. Totals reflect 5% stock dividend payable May 16, 2008.

(4)	Restricted stock market value was determined by using the Company’s closing price at fiscal year end of $5.02 per share.

Option Exercises and Stock Vested
           The following shows stock option exercises and vesting of restricted stock for each of the named executive officers during 2008:

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lawrence P Ward President and Chief Executive Officer	0	0	0	0
Margaret A Torres Executive Vice President and Chief Financial Officer	7,301	$60,035.66	0	0
Joanne Funari Executive Vice President and President, Business First, a division of Heritage Oaks Bank	0	0	0	0
Paul Tognazzini Executive Vice President and Chief Lending Officer	0	0	0	0
Mark W Stasinis Executive Vice President and Southern Regional Manager	0	0	0	0

PENSION BENEFITS

Name	Plan Name (1)	Number of Years of Credited Service (#) (2)	Present Value of Accumulated Benefits ($) (3)	Payments During Last Fiscal Year ($) (4)
Lawrence P Ward President and Chief Executive Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$993 ,478	0
Margaret A Torres Executive Vice President and Chief Financial Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$316,225	0
Joanne Funari Executive Vice President and President, Business First, a division of Heritage Oaks Bank	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$15,632	0
Paul Tognazzini Executive Vice President and Chief Lending Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$303,771	0
Mark W Stasinis Executive Vice President and Southern Regional Manager	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$138,185	0

(1)	Heritage Oaks Bank Salary Continuation Agreement

(2)
Number of years of credited service does not apply to the Salary Continuation Agreements.  The benefit begins accruing at the effective date of the agreement and vests 10% per year for up to 10 years.  Vesting percentages for each Executive vary depending on how long each policy has been in effect.  Additional policies were purchased over time to bring Executives up to a certain benefit level.   The following table lists the vesting percentage of each plan.

Salary Continuation Plan

Vesting Schedule
Participant	Vesting Percentage	Benefit
Ward	80%	$153,166
Torres	80%	$30,000
Torres	70%	$18,000
Funari	10%	$48,000
Tognazzini	70%	$30,000
Tognazzini	70%	$18,000
Stasinis	60%	$18,000
Stasinis	40%	$12,000
Stasinis	30%	$18,000

Salary Continuation Plans
This is a Bank Owned Life Insurance Plan that the Board of Directors purchased on the lives of certain key employees. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors reviewed and adopted an integrated conditional non-qualified deferred compensation plan provided to the Bank by Clark Consulting. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of One Hundred and Fifty Three Thousand and One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Forty-eight Thousand Dollars ($48,000) to Ms. Funari, Mr. Tognazzini, Ms. Torres and Mr. Stasinis. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period beginning at a normal retirement date for each Executive, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause.

In the event of the Executive’s early voluntary retirement, the Bank is obligated to payout 100% of the vested accrual balance upon termination.  The vested accrual balances as of December 31, 2008 are: $794,783for Mr. Ward, $243,031 for Ms. Torres, $1,563 for Ms. Funari, $212,638 for Mr. Tognazzini, and $50,461 for Mr. Stasinis.  If however, the Executive’s employment is terminated for cause, the Bank is released from all payment obligations to the Executive.

In the event of a change in control, the bank is obligated to begin paying out monthly installments either at the time of the change in control and/or at normal retirement age depending on the agreement.  If the change in control occurred on December 31, 2008 the annual amounts to be paid over a 15 year period are: One Hundred and Fifty Three Thousand and One Hundred and Sixty-six Dollars $153,166 to Mr. Ward, Forty-eight Thousand Dollars ($48,000) to Ms. Funari, Mr. Tognazzini, Ms. Torres and Mr. Stasinis.

In the event of the Executive’s disability, the amount of the benefit is 100% of the Accrual Balance determined as of the end of the month preceding such disability.  The agreements are expected to begin paying out at the Executives normal retirement date and/or when he/she is no longer entitled to receive disability benefits under his/her principal disability insurance policy.  The annual benefit payment under this scenario is as follows:  One Hundred and Fifty Three Thousand and One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Forty-eight Thousand Dollars ($48,000) to Ms. Funari, Mr. Tognazzini, Ms. Torres and Mr. Stasinis.

In the event of the Executive’s death, the Bank is obligated to begin benefit payments to the beneficiary within one month.  Monthly installments are to be paid out over a 15 year period. The annual benefit payment under this scenario for each Executive is as follows: One Hundred and Fifty Three and One Hundred and Sixty-six Dollars ($153,166) to Mr. Ward, Forty-eight Thousand Dollars ($48,000) to Ms. Funari, Mr. Tognazzini, Ms. Torres and Mr. Stasinis.
To comply with Internal Revenue Code 409-A, Generally, NEO’s are not eligible for benefits until six (6) months after termination of employment.

Potential Payments upon Termination or Change in Control

           The following tables set forth the potential payments that might be made to named executives officers upon various termination events and upon a change in control based upon the various agreements with our named executive officers, which are discussed in more detail above.  Except for employment agreements with Mr. Ward and Ms. Funari, and change in control agreements with our other named executive officers, the salary continuation plan that all named executive officers participate in, and the Company wide employee stock ownership plan, there are no agreements, arrangements or plans that entitle named executive officers to severance, perquisites or other enhanced benefits upon termination of their employment beyond those received by any other employee of the Company. Any agreement to provide additional payments or benefits to a terminated named executive officer would be in the discretion of the Compensation Committee. The bonus and salary amounts calculated below are based on the named executive officer’s salary as of December 31, 2008 and indicate payments that would have been received if the relevant termination had taken place on December 31, 2008, and excludes the potential effect of limitations on certain payments because of the Company’s participation in the TARP CPP.

COMPENSATION AND/OR BENEFITS PAYABLE UPON TERMINATION

		If Employee Agreement is Terminated without Cause	Termination due to CIC - Without Cause or Resigns for Good Reason	# Yrs	Early Voluntary Termination	Pre-retirement Death Benefit	# Yrs	Disability
Lawrence P. Ward
Cash - Employment Agreement	[1]	$274,500	$549,000		$0	$0		$0
Insurance	[1]	$9,752			$0	$0		$0
Salary Continuation Plan	[4]	$794,783	$153,166	15	$794,783	$153,166	15	$0
ESOP Payout- 12464 shares	[5]	$62,574	$62,574		$62,574	$62,574		$62,574
Intrinsic Value of Unvested Stock Options	[6]	$0	$0		$0	$0		$0
Intrinsic Value of Unvested Restricted Stock	[7]	$0	$131,775		$0	$131,775		$131,775
Total Contract Benefit		$1,141,609	$896,515		$857,357	$347,515		$194,349

Joanne Funari
Cash - Employment Agreement	[2]	$80,407	$160,813		$0	$0		$0
Insurance	[2]	$1,752	$1,752		$0	$0		$0
Salary Continuation Plan	[4]	$1,563	$48,000	15	$1,563	$48,000	15	$0
ESOP Payout- -0-	[5]	$0	$0		$0	$0		$0
Intrinsic Value of Unvested Stock Options	[6]	$0	$0		$0	$0		$0
Intrinsic Value of Unvested Restricted Stock	[7]	$0	$0		$0	$0		$0
Total Contract Benefit		$83,722	$210,565		$1,563	$48,000		$0

Margaret A. Torres
Cash - Change in Control Agreement	[3]	n/a	$176,141		$0	$0		$0
Insurance		n/a	$0		$0	$0		$0
Salary Continuation Plan	[4]	n/a	$48,000	15	$243,031	$48,000	15	$0
ESOP Payout- 6208 shares	[5]	n/a	$31,164		$31,164	$31,164		$31,164
Intrinsic Value of Unvested Stock Options	[6]	$0	$0		$0	$0		$0
Intrinsic Value of Unvested Restricted Stock	[7]	$0	$34,653		$0	$34,653		$34,653
Total Benefit		$0	$289,958		$274,195	$113,817		$65,817

Paul Tonazzini
Cash - Change in Control Agreement	[3]	n/a	$136,796		$0	$0		$0
Insurance		n/a	$0		$0	$0		$0
Salary Continuation Plan	[4]	n/a	$48,000	15	$212,638	$48,000	15	$0
ESOP Payout- 9087 shares	[5]	n/a	$45,617		$45,617	$45,617		$45,617
Intrinsic Value of Unvested Stock Options	[6]	$0	$0		$0	$0		$0
Intrinsic Value of Unvested Restricted Stock	[7]	$0	$34,653		$0	$34,653		$34,653
Total Benefit		$0	$265,066		$258,255	$128,270		$80,270

Mark Stasinis
Cash - Change in Control Agreement	[3]	n/a	$130,559		$0	$0		$0
Insurance		n/a	$0		$0	$0		$0
Salary Continuation Plan	[4]	n/a	$48,000	15	$50,461	$48,000	15	$0
ESOP Payout- 7790 shares	[5]	n/a	$39,106		$39,106	$39,106		$39,106
Intrinsic Value of Unvested Stock Options	[6]	$0	$1,066		$1,066	$1,066		$1,066
Intrinsic Value of Unvested Restricted Stock	[7]	$0	$34,653		$0	$34,653		$34,653
Total Benefit		$0	$253,384		$90,633	$122,825		$74,825

1)           Cash payments to Mr. Ward are as provided for under his employment agreement.

2)           Cash payments to Ms. Funari are as provided for under her employment agreement.

3)
Change in Control Agreements (CIC) the payment for Torres, Tognazzini, and Stasinis is one times the total accrued compensation from the Company (including bonus) during the previous twelve months.   For purposes of this table the rate is calculated at the NEO’s annual base salary rate in effect at December 31, 2008.

4)
Salary Continuation Agreements.   Please see the discussion titled “Salary Continuation Plan” beginning on page 21 for a detailed discussion of the terms of the salary continuation payments to our named executive officers. If disabled in 2009 payments under the Salary Continuation Agreement will not begin until normal retirement date.  There are no NEO retirement date scheduled in 2009.

5)	Employee Stock Ownership Plan. Dollar amounts included in the table are based on the market price of the Company’s common stock as of December 31, 2008.

6)
Intrinsic Value of Unvested Stock Options All Options shall immediately vest on the earlier of (i) subject to the discretion of the Committee, the giving of notice of a Change in Control or (ii) the date Optionee’s employment with the Company is terminated by reason of death, Total Disability or Retirement.  In the event Optionee’s employment is terminated for any other reason, including retirement prior to age 65 with the approval of the Company or employing subsidiary, the Committee or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the vesting as to any or all Options still subject to vesting, such vesting to be effective on the date of such approval or Optionee’s termination date, if later. As of December 31, 2008, Mr. Stasinis had unvested shares of 827 with a strike price $3.7311 per share. All other unvested stock options were underwater (the strike prices exceeded the share per price on December 31, 2008 of $5.02 per share); therefore, the stock option has no intrinsic value.

7)
Intrinsic Value of Unvested Restricted Stock. Forfeiture restrictions shall lapse as to all of the restricted shares on the earlier of (i) subject to the discretion of the Committee, the provision of notice of a Change in Control Event (as provided for in the Plan), or (ii) the date Recipient’s employment with the Company is terminated by reason of death, Total Disability or Retirement. In the event Recipient’s employment is terminated for any other reason, including retirement prior to age 65 with the approval of the Company or employing subsidiary, the Committee or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Recipient’s termination date, if later.  Dollar amounts included in the table are based on the market price of the Company’s common stock as of December 31, 2008.

Stock Performance Graph
The following graph presents the cumulative total return for the Company's Common Stock compared with the S&P 500, a broad market index of the 500 largest stocks traded on the New York Stock Exchange, the Nasdaq Composite Index and the SNL Western Bank Index.  The graph assumes the value of an investment in the Company's Common Stock, the S&P 500, the Nasdaq Composite Index and the SNL Western Bank Index each was $100 on December 31, 2002 and that all dividends were reinvested.  The chart represents the average closing price for the month of December in each of the years presented.
It should be noted that historical performance information is no guarantee of future performance.
Transactions with Related Persons
Except as set forth in the next paragraph and set forth below under “Indebtedness of Management” there have been no transactions, or series of similar transactions, during 2008, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank were or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director (or nominee for director) of the Company or the Bank, executive officer of the Company or the Bank, any Stockholder owning of record or beneficially 5% or more of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

The Bank leases its main Santa Maria office from a group of three individuals and the Fugate Family Limited Partnership.  Each of such lessors has a 25% ownership interest in the building.  Mark C. Fugate, who is a director of the Company and the Bank, has approximately a one-third interest in the Fugate Family Limited Partnership. The Bank paid total rent of $220,321 in 2008 for the office building. The lease extends until 2012 with a rental of $18,378 per month for 2009 and is subject to yearly consumer price index increases.  This lease and the Company’s interest in the Fugate Family Limited Partnership were acquired through the acquisition of Hacienda Bank in 2003. Management believes the terms of this lease are fair and within market standards.

Indebtedness of Management
The Company, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2008 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of the Company and the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Organization Committee are Directors Simas, Behrman, Fugate, Lacey, O’Hare, Pfau and Morris.  No member of the Compensation and Organization Committee was a current or former officer or employee of the Company or its subsidiaries during the year or is a former officer of the Company.  See “Transactions with Related Persons” above for disclosure concerning a lease transaction with an entity partially owned by Mr. Fugate.

PROPOSAL 2
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal
On March 20, 2009, the Company completed a transaction with the United States Treasury Department under the CPP (“CPP Transaction”).  In the CPP Transaction the Company sold 21,000 shares of its Series A Cumulative Perpetual Preferred Stock to Treasury, which bears an initial dividend rate of 5% increasing to 9% after five years.  In addition, Treasury received a warrant for the purchase of 611,650 shares of the Company’s common stock.  One of the conditions of the CPP Transaction was that the Company comply with certain limits on its compensation of executives.

The original limitations were amended by ARRA.  Included among the new limitations was a requirement that the Company submit for approval by the shareholders the executive compensation disclosed in the proxy statement for any annual meeting of shareholders.  By this Proposal 2 the Company provides such opportunity for shareholders to make a non-binding vote on its executive compensation as disclosed in this proxy statement under the discussion titled, “Executive Compensation.”

By the terms of the ARRA this vote by shareholders is (1) not binding on the Board of Directors of the Company, (2) is not to be construed as overruling a decision by the Board of Directors, and (3) does not create or imply any additional fiduciary duty by the Board of Directors.

Executive Compensation
The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long- term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2008 results of operations and on the price of the Company’s Common Stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors were also reflected in the compensation of the Company’s named executive officers for 2008.  As an example, no named executive officer received a cash bonus for the 2008 fiscal year.

One of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s annual executive bonus plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. As a result, because the Company’s performance was below the targeted threshold level under the plan, the named executive officers did not receive an annual cash bonus with respect to 2008.

The Board of Directors and management believe that the compensation paid to the named executive officers as disclosed in this proxy statement is reasonable and competitive.  The Board uses various methods and analyses in setting the compensation for the named executive officers, including but not limited to reliance on compensation surveys of peer financial institutions, review of publicly available information on the compensation practices of other institutions in our market, and reliance on compensation consultants for certain executive benefits. For example, the Company’s practices in setting cash bonus incentive compensation to our named executive officers have been based on a bonus plan and formula that uses a return on equity and strategic goals measures.

The Board of Directors and the compensation committee currently are reviewing all compensatory arrangements to ensure they comply with the executive compensation limits applicable to the CPP.  The Treasury Secretary has yet to publish implementing guidelines or regulations under the newly enacted compensation limits in ARRA.  The Company is monitoring this matter, and will implement the limits in conformance with published guidelines.  Any required amendments to our compensation arrangements will be made in compliance with applicable deadlines.  Finally, the Company is taking reasonable steps to operate such arrangements in compliance with the limits under the CPP based on the statutory language contained in ARRA.

The Board of Directors strives hard to pay fair compensation to its named executive officers, and all employees, and believes its compensation practices are reasonable.

As required by ARRA and the guidance provided by the SEC, the Board of Directors has authorized a non-binding shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding named executive officer compensation provided in the compensation discussion and analysis, the various tables, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement in the discussion titled “Executive Compensation.”  We are asking our shareholders to approve the following resolution:

“Resolved, that the shareholders of Heritage Oaks Bancorp approve the compensation of its named executive officers as disclosed in the proxy statement for the 2009 Annual Meeting of Shareholders.”

Vote Required; Effect
Approval of the Company’s executive compensation would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation as disclosed in this proxy statement is approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS APPROVE THE EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Your Board of Directors unanimously recommends a vote FOR the ratification of Vavrinek, Trine, Day & Co. LLP (“Vavrinek”) as our independent registered public accounting firm for 2009.

The firm of Vavrinek served the Company as independent public accountants for the 2008 fiscal year.  Vavrinek has no interest, financial or otherwise, in the Company.  The services rendered by Vavrinek during the 2008 fiscal year were audit services, consultation in connection with various accounting matters.  The Board of Directors of the Company approved each professional service rendered by Vavrinek during the 2008 fiscal year. Representatives of Vavrinek are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

The Audit Committee of the Company has selected Vavrinek to serve as the independent public accountants for the 2009 fiscal year and recommends that the stockholders vote "FOR" approval to ratify the selection of Vavrinek as the Company's independent public accountants for the 2009 fiscal year.

Fees Paid to the Independent Auditors
During the fiscal years ended December 31, 2007 and 2008, fees paid to the Company’s independent auditor, Vavrinek, consisted of the following:
Audit Fees.  Aggregate audit fees billed to the Company by Vavrinek for the 2007 and 2008 fiscal years for the integrated audits of annual financial statements and review of those financial statements included in quarterly reports on Form 10-Q, annual reports on Form 10-K, totaled $221,560 and $214,395, respectively. A one time fee billed for Business First National Bank for 2007 taxes totaled $5,000.

Audit-Related Fees.  Audit-related fees billed to the Company by Vavrinek for the 2007 and 2008 fiscal years were $20,400 and $21,415 relating to the audit of the company’s employee benefit plans.

All Other Fees.  Other Fees billed to the Company for merger related costs totaled $14,050 for the 2007 fiscal year.

Tax Fees.   The Company engaged Deloitte Tax LLP for the preparation of tax returns, tax compliance, tax advice and tax planning totaling $71,830 and $175,177 for the 2007 and 2008 fiscal years, respectively.

           For the fiscal year 2008 the Audit committee considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Company’s independent public accountant.

Less than half the total hours expended on Vavrinek’s engagement to audit our financial statements for the 2008 fiscal year were attributed to work performed by persons other than Vavrinek’s full-time permanent employees.

FORM 10-K
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO WILLIAM R. RAVER, SECRETARY, HERITAGE OAKS BANCORP, 545 12TH STREET, PASO ROBLES, CALIFORNIA, 93446 OR ON THE COMPANY’S WEBSITE, WWW.HERITAGEOAKSBANCORP.COM.

STOCKHOLDER'S PROPOSALS
           Next year’s Annual Meeting of Stockholders will be held on May 21, 2009. The deadline for stockholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2010 Annual Meeting of Stockholders is December 21, 2009.  All proposals should be submitted by Certified Mail-Return Receipt Requested, to William R. Raver, Secretary, Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

OTHER MATTERS
           The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

HERITAGE OAKS BANCORP
Paso Robles, California
April 24, 2009	By:	William R. Raver
Secretary

APPENDIX “A”
AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Audit Committee (“Committee”) of the Board of Directors is composed of six (6) independent directors.  The members are: Director Campbell (Chairman), Dewar, Fugate, Lacey, O’Hare and Simas. The Committee held five (5) meetings during 2008.

The Committee oversees the financial reporting process for Heritage Oaks Bancorp (the “Company”) on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee read and analyzed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions include the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management discussions made in developing the financial statements.  In addition, the Committee has discussed with the independent auditors their independence from Heritage Oaks Bancorp and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Heritage Oaks Bancorp, and the selection of Heritage Oaks Bancorp’s independent auditors.

Pursuant to the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2008.

Signed and adopted by the Audit Committee this 25th day of March 2009.

/s/ Donald Campbell
Committee Chairman

/s/ Kenneth Dewar
Director/Committee Member

/s/ Mark C. Fugate
Director/Committee Member

/s/ Dee Lacey
Director/Committee Member

/s/ Daniel J. O’Hare
Director/Committee Member

/s/ Alexander F. Simas
Director/Committee Member

ANNUAL MEETING OF STOCKHOLDERS OF

HERITAGE OAKS BANCORP

May 21, 2009

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.heritageoaksbancorp.com

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ↓

21130000300000001000 5 052109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. TO ELECT THE FOLLOWING ELEVEN (11) PERSONS TO THE BOARD OF DIRECTORS OF HERITAGE OAKS BANCORP TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. NON-BINDING VOTE ON APPROVAL OF EXECUTIVE COMPENSATION TO ADOPT THE FOLLOWING NON-BINDING RESOLUTION REGARDING THE EXECUTIVE COMPENSATION DISCLOSED IN THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS, DATED APRIL 24, 2009	☐	☐	☐
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO. LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR THE 2009 FISCAL YEAR	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. This Proxy is solicited on behalf of the Board of Directors and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR Proposals 1, 2 and 3 Discretionary authority to cumulate votes is granted hereby.

The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement, and Annual Report that accompanies this proxy and ratifies all lawful actions taken by the above named proxies.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

HERITAGE OAKS BANCORP

May 21, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.heritageoaksbancorp.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21130000300000001000 5 052109

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. TO ELECT THE FOLLOWING ELEVEN (11) PERSONS TO THE BOARD OF DIRECTORS OF HERITAGE OAKS BANCORP TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. NON-BINDING VOTE ON APPROVAL OF EXECUTIVE COMPENSATION TO ADOPT THE FOLLOWING NON-BINDING RESOLUTION REGARDING THE EXECUTIVE COMPENSATION DISCLOSED IN THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS, DATED APRIL 24, 2009	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO. LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR THE 2009 FISCAL YEAR	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. This Proxy is solicited on behalf of the Board of Directors and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR Proposals 1, 2 and 3 Discretionary authority to cumulate votes is granted hereby.

The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement, and Annual Report that accompanies this proxy and ratifies all lawful actions taken by the above named proxies.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

HERITAGE OAKS BANCORP

REVOCABLE PROXY FOR ANNUAL MEETING OF

STOCKHOLDERS, MAY 21, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder (s) of Heritage Oaks Bancorp (the "Company") hereby appoints, constitutes and nominates Donald Campbell, Michael J. Morris and Merle F. Miller, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 21, 2009 at 7:00 pm local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

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